Exhibit 10.5

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Triple asterisks denote omissions.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into, effective as of the inception date and time of the Primary New D&O Policy as defined below (the “Effective Date”) by and between Michael J. Saylor (the “Indemnitor”) and MicroStrategy Incorporated, a Delaware corporation (the “Company”).

WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available;

WHEREAS, the Indemnitor and the Company recognize the increased risk of litigation and other claims currently being asserted and that may be asserted in the future against directors and officers of corporations;

WHEREAS, the Company is obligated to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (each such person, an “Indemnitee”) under Article EIGHT of the Company’s Second Amended and Restated Certificate of Incorporation  and to pay or advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom (“Expenses”) of each such person arising from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) (each, an “Indemnifiable Event”) to the maximum extent permitted by law;

WHEREAS, in addition to the indemnification provided under the Company’s Certificate of Incorporation, the Company has purchased from time to time in the past directors’ and officers’ liability insurance to indemnify Indemnitees prior to a Change in Control from certain losses and expenses not otherwise indemnifiable by the Company pursuant to applicable laws;

WHEREAS, the Company has arranged directors’ and officers’ liability insurance covering claims made based on acts or omissions on or after the Effective Date in policies comprised of a primary policy issued by [***] (the “Primary New D&O Policy”) and layers of excess coverage;

WHEREAS, in recognition of each Indemnitee’s need for protection against personal liability with respect to claims not covered by the Company’s directors’ and officers’ liability insurance in order to enhance such Indemnitee’s willingness to continue service to the Company and/or its subsidiaries as a director and/or officer, the Indemnitor, subject to the terms herein, desires to agree, in his individual capacity, to indemnify each Indemnitee for Expenses of such Indemnitee arising from an Indemnifiable Event arising from an actual or alleged act, error, omission, misstatement, misleading statement, or breach of duty (“Act”) prior to the Effective Date, including Acts on or after the Effective Date which have as a common nexus with an Act prior to the Effective Date any fact, circumstance, situation, event, transaction or series of facts, circumstances, situations, events of transactions (“Interrelated Acts”),  and solely to the extent that the Company is unable to do so, in order to provide assurance to the Indemnitees of the availability of funds to make payments that the Indemnitees would, but for such inability of the Company, be entitled to pursuant to any future indemnification agreement that an Indemnitee may enter into with the Company or a directors’ and officers’ liability insurance policy; and

WHEREAS, the Company and its Board of Directors (the “Board”) believe it to be in the best interests of the Company and its stockholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the above premises and covenants herein and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1. Certain Definitions.

(a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

(b) “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities other than Michael J. Saylor or any of his Affiliates and any “group” within the meaning of Section 13(d) of the Exchange Act of which Michael J. Saylor or his Affiliates collectively beneficially own more than 50% of the voting Equity Interests beneficially owned by such “group”.

(c)   “Person” means any individual, corporation, partnership, joint venture, association, joint-stock Issuer, trust, unincorporated organization, limited liability company or government or other entity.

(d)  “Proceeding” or “claim” shall mean any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism (including an action by or in the right of the Company), or any inquiry, hearing, or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

(e) “Term” shall have the meaning specified in Section 8 herein.

2. Agreement to Indemnify.

(a) General Agreement. Subject to Section 5, in the event an Indemnitee was, is, or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an Indemnifiable Event arising from an actual or alleged Act prior to the Effective Date or any actual or alleged Interrelated Act on or after the Effective Date, the Indemnitor shall indemnify Indemnitee from and against any and all Expenses (or portion thereof) arising therefrom and that are not otherwise indemnified or indemnifiable by the Company and certified by the Company as such.  The parties hereto intend that this Agreement shall provide for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided or required to be provided by the Company pursuant to an applicable Indemnification Agreement, the Company’s Certificate of Incorporation, its Bylaws, vote of its stockholders or disinterested directors, or applicable law.

(b) Claims Made. Notwithstanding anything in this Agreement to the contrary, the Indemnitor shall only be liable under this Agreement to indemnify and make payments in connection with Proceedings first instituted, or claims first made, against an Indemnitee during the Term and arising from an actual or alleged Act prior to the Effective Date, or any actual or alleged Interrelated Act on or after the Effective Date.

(c) Initiation of Proceeding. Notwithstanding anything in this Agreement to the contrary, no Indemnitee shall be entitled to indemnification pursuant to this Agreement in connection with any Proceeding or part thereof initiated by such Indemnitee against Indemnitor, the Company or any other director or officer of the Company unless (i) the Company has joined in or the Board has consented to the initiation of such Proceeding or part thereof; or (ii) the Proceeding or part thereof is one to enforce indemnification rights under this Agreement.

(d) Expense Advances.  Subject to Section 5, if so requested by an Indemnitee prior to it being established that an Indemnitee is entitled to indemnification from the Indemnitor under this Agreement, the Indemnitor shall advance (within thirty business days following such request) any and all Expenses incurred by such Indemnitee (an “Expense Advance”), provided that such Expense Advance may be conditioned upon the receipt by the Indemnitor of a written undertaking by such Indemnitee to repay such Expense Advances to the Indemnitor if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that such Indemnitee is not entitled to be indemnified by the Indemnitor hereunder.

(e) Mandatory Indemnification. Subject to Section 2(a) and Section 5 of this Agreement, notwithstanding any other provision of this Agreement, to the extent that any Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, such Indemnitee shall be indemnified by Indemnitor against all Expenses incurred in connection therewith.

(f) Prohibited Indemnification. No indemnification pursuant to this Agreement shall be paid by the Indemnitor on account of any Proceeding in which judgment is rendered against any Indemnitee for an accounting of profits made from the purchase or sale by such Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of any federal, state, or local laws.

3. Indemnification Payment.  Indemnitee shall receive payment of any Expenses as to which such Indemnitee is entitled to indemnification from the Indemnitor in accordance with this Agreement within ten (10) business days after Indemnitee has made a valid written demand on the Indemnitor for indemnification.

4. Notification and Defense of Proceeding. Notwithstanding anything to the contrary in this Agreement, in no event shall the Indemnitor be obligated to indemnify an Indemnitee for any Expenses or make any Expense Advances to such Indemnitee unless such Indemnitee has complied with: (i) in the case of any Expenses or Expense Advances as to which the Company would otherwise be obligated to indemnify such Indemnitee pursuant to the Company’s Certificate of Incorporation, all provisions in such Certificate of Incorporation relating to the notification to the Company of, defense and settlement of any Proceeding relating to such Expenses (the “Notice and Defense Provisions”), and (ii) in the case of all other Expenses or Expense Advances as to which the Indemnitor is obligated to indemnify such Indemnitee hereunder, all Notice and Defense Provisions as if they applied to such Expenses or Expense Advances and replacing the rights and powers of Company with those of the Indemnitor, mutatis mutandis.

5. Limits on Indemnification.

(a) Notwithstanding anything to the contrary herein, in no event shall Indemnitor be required to make any payment or advance under this Agreement in excess of $40,000,000 in the aggregate with all payments and advances made by Indemnitor hereunder, net of any amounts repaid to the Indemnitor other than the fee amounts paid pursuant to Section 6 or Section 8.

(b) The Indemnitor shall not be liable under this Agreement to make any payment in connection with any claim made against any Indemnitee to the extent Indemnitee has otherwise received payment (under an Indemnification Agreement, any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder. Notwithstanding anything to the contrary herein, the Indemnitor may condition the payment of any amount to an Indemnitee under this Agreement on the receipt of a written undertaking from such Indemnitee to repay to the Indemnitor any amounts that are duplicative of any other payment that is ultimately received by such Indemnitee from the Company, any insurance policy or other source of funds or contribution.

6. Obligations of the Company. In exchange for Indemnitor’s agreement to indemnify pursuant to this Agreement and the other obligations of Indemnitor set forth herein, the Company agrees to pay Indemnitor a one-time fee of $150,000 within two (2) business days following the Effective Date (the “90-Day Fee Amount”).

7. Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by Indemnitor and the Company with the approval of the Board. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

8. Term. This Agreement shall be effective as of the Effective Date and shall remain in effect for 90 days, unless sooner terminated by the mutual agreement of the Indemnitor and the Company with the approval of the Board (the “Term”).  At the option of the Company, exercisable by providing written notice to the Indemnitor at least thirty (30) days prior to expiration of the end of the then current Term, the Company may elect to extend the Term: (i) for an additional 90-day period for up to a total of twenty-three (23) additional 90-day periods, in each case upon the payment in connection with each such extension of an additional amount equal to the 90-Day Fee Amount at the time of such exercise of such option; or (ii) until six years after the Effective Date upon payment of an addition amount equal to the 90-Day Fee amount multiplied by the number of 90-day periods remaining in the six years after the Effective Date. Expiration or termination of this Agreement shall operate prospectively only, so that all provisions of this Agreement shall remain in full force and effect as to any claim arising from an actual or alleged Act prior to the Effective Date or actual or alleged Interrelated Act on or after the Effective Date, asserted against an Indemnitee during the Term.

9.Binding Effect. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including the Indemnification Agreement dated June 16, 2021, and the Indemnification Agreement dated June 12, 2022.  This Agreement does not supersede or have any effect upon the other Indemnification Agreement of even date providing $10 million in indemnification subject to its terms and conditions. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, spouses, heirs, and personal and legal representatives. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while Indemnitee was serving in an indemnified capacity pertaining to an Indemnifiable Event even though s/he may have ceased to serve in such capacity at the time of any Proceeding.

10.Severability. If any provision (or portion thereof) of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void, or otherwise unenforceable, that is not itself invalid, void, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void, or unenforceable.

11.Third-Party Beneficiaries.  Each Indemnitee is an express third-party beneficiary of this Agreement, and may specifically enforce the Indemnitor’s or the Company’s obligations hereunder as though a party hereunder, subject to the limitations specified herein.

12.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Virginia applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

13.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the date and time specified above.

MICROSTRATEGY INCORPORATED
a Delaware corporation

By:	/s/ Phong Le
Name:	Phong Le
Title:	President

MICHAEL J. SAYLOR,
as Indemnitor

/s/ Michael J. Saylor
Michael J. Saylor